Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 26, 2026, in the Registration Statement (Form S-1) and related Prospectus of Electra Therapeutics, Inc. dated August 28, 2026.

/s/ Ernst & Young LLP

San Mateo, California

August 28, 2026